Contact:	Jacqueline Peterson – Media	Jonathan Halkyard – Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 494-4829	(702) 407-6346

Harrah’s Entertainment Reports Third-Quarter Results

•	Revenues increase 13.0 percent from 2006 third quarter

•	Same-store sales gain 4.0 percent

•	Property EBITDA rises 15.4 percent

•	Adjusted EPS from continuing operations increase 6.4 percent

•	Third-quarter announcements include Las Vegas expansions, Tunica project and Macau acquisition, all designed to enhance long-term results

LAS VEGAS – November 7, 2007 – Harrah’s Entertainment, Inc. (NYSE: HET) today reported the following financial results for the 2007 third quarter:

COMPANY WIDE RESULTS
(in millions, except per share)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$2,840.3	$2,512.5	13.0%	$8,197.7	$7,243.3	13.2%
Property EBITDA*	790.4	684.7	15.4%	2,202.7	2,047.5	7.6%
Adjusted EPS from Continuing operations	1.00	0.94	6.4%	2.84	2.90	-2.1%

*	Property EBITDA excludes certain non-recurring items, including insurance proceeds arising from the 2005 hurricane claims. See Page 14 for details.

Property EBITDA and Adjusted EPS from Continuing Operations are not Generally Accepted Accounting Principles (GAAP) measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. In addition, analysts’ per-share earnings estimates for gaming companies are comparable to Adjusted EPS from Continuing Operations. Reconciliations of Adjusted EPS from Continuing Operations to GAAP EPS and Property EBITDA to income from operations are attached to this release.

On a GAAP basis, third-quarter income from operations was $577.2 million, compared with $441.9 million in the year-ago quarter. Net income was $244.4 million, up 37.9 percent from $177.2 million in the 2006 third quarter. Diluted earnings per share from continuing operations were $1.16, an increase of 20.8 percent from the 96 cents achieved in the year-ago quarter.

Third-quarter highlights

•

Harrah’s Entertainment announced a $1 billion expansion and renovation of Caesars Palace in Las Vegas that will include construction of a 665-room hotel tower and a 263,000-square-foot meeting and convention center, as well as enhancements to the resort’s 512-room Forum Tower. The project will increase the room and suite offering at Caesars Palace to 4,013 from 3,348 when completed in 2009.

•

Harrah’s and AEG, developer of entertainment venues such as STAPLES Center in Los Angeles, unveiled plans for a privately financed, 20,000-seat, state-of-the-art sports and entertainment arena on acreage currently owned by Harrah’s near the center of the Las Vegas Strip. The arena is expected to open in 2010.

•

Harrah’s has acquired Macau Orient Golf, an 18-hole golf course on 175 acres on Cotai directly adjacent to the Lotus Bridge, one of two border crossings into Macau from China. Harrah’s plans improvements that will make Macau Orient Golf one of the most authentic links-style courses in the Pearl River Delta.

•

Poker players from 33 countries competed in the first annual World Series of Poker Europe Presented by Betfair.com, which ended September 16 with Norway’s Annette Obrestad collecting a Main Event first prize of more than $2 million. The WSOP Europe ended at the Company’s Casino at the Empire in London just two months after the completion of the 38th annual World Series of Poker in Las Vegas, which attracted more than 54,000 entrants.

Shortly after the end of the third quarter, Grand Casino Resort Tunica announced a strategic alliance with Food Network star Paula Deen and a $45 million renovation of the property, which will be rebranded Harrah’s Casino Tunica once the upgrades are completed next year.

Summaries of results by region follow:

LAS VEGAS REGION
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$900.4	$812.4	10.8%	$2,721.5	$2,441.4	11.5%
Income from operations	212.8	192.1	10.8%	687.3	635.9	8.1%
Property EBITDA	275.8	243.0	13.5%	879.9	796.5	10.5%

Las Vegas Region properties include Harrah's Las Vegas, Rio, Bally's Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace, Imperial Palace and Bill's Gamblin' Hall & Saloon.

The Company’s multi-property visitation strategy, coupled with robust visitor volume, high occupancy rates and improved yields, led to record results for the 2007 third quarter and nine months, continuing the strong momentum established during the first half of the year. The region also benefited from the addition of results from Bill’s Gamblin’ Hall & Saloon, which was acquired in the first quarter of 2007.

ATLANTIC CITY REGION
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$671.5	$560.2	19.9%	$1,810.2	$1,571.4	15.2%
Income from operations	141.0	136.2	3.5%	290.3	356.3	-18.5%
Property EBITDA	202.7	186.6	8.6%	478.8	496.9	-3.6%

Atlantic City Region properties include Harrah's Atlantic City, Showboat Atlantic City, Caesars Atlantic City, Bally's Atlantic City and Harrah's Chester.

Effective marketing led to margin improvements and more stable results at Harrah’s properties in Atlantic City, a market that has struggled with competition from new slot operations in neighboring states, new smoking restrictions and high marketing costs. Construction continued on the new 960-room hotel tower that is expected to open in the 2008 second quarter as part of a $550 million upgrade and expansion of Harrah’s Atlantic City. A strong third-quarter performance at Harrah’s Chester Casino and Racetrack, which opened its slot operations in early first quarter 2007, helped the region’s results.

LOUISIANA/MISSISSIPPI REGION
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$391.6	$376.1	4.1%	$1,171.1	$1,019.4	14.9%
Income from operations	123.7	73.7	67.8%	292.9	201.7	45.2%
Property EBITDA	92.8	96.0	-3.3%	265.8	265.1	0.3%

Louisiana/Mississippi Region properties include Harrah's New Orleans, Horseshoe Bossier City, Louisiana Downs, Horseshoe Tunica, Grand Casino Tunica, Sheraton Tunica and Grand Casino Biloxi.

Weak third-quarter revenues at Grand Casino Tunica, which will undergo an extensive renovation and re-branding over the next 12 months, impacted results from the Louisiana/Mississippi Region. Third-quarter income from operations included $61.1 million of income from insurance proceeds in excess of the net book value of impacted assets and reimbursable costs and expenses. Property EBITDA results exclude certain non-recurring items, including insurance proceeds related to 2005 hurricane claims.

Revenues were higher in the first nine months of 2007 due to contributions from Harrah’s New Orleans as well as Grand Casino Biloxi, which was closed for much of the prior-year period due to storm damage. Nine-month income from operations for 2007 included $116.9 million of insurance proceeds in excess of the net book value of impacted assets and reimbursable costs and expenses.

IOWA/MISSOURI REGION
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$206.8	$206.4	0.2%	$613.8	$607.0	1.1%
Income from operations	39.7	33.8	17.5%	110.0	99.2	10.9%
Property EBITDA	59.7	53.7	11.2%	169.5	162.4	4.4%

Iowa/Missouri Region properties include Harrah's St. Louis, Harrah's Council Bluffs, Horseshoe Council Bluffs and Harrah's North Kansas City.

Third-quarter and nine-month revenues were essentially even with those of the prior-year periods, while Property EBITDA rose 11.2 percent in the 2007 third quarter due primarily to cost reductions.

ILLINOIS/INDIANA REGION
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$328.5	$314.4	4.5%	$974.7	$926.6	5.2%
Income from operations	57.7	56.3	2.5%	158.9	172.7	-8.0%
Property EBITDA	69.7	72.9	-4.4%	204.1	216.3	-5.6%

Illinois/Indiana Region properties include Horseshoe Hammond, Harrah's Joliet, Harrah's Metropolis and Caesars Indiana.

Combined revenues increased in this region from the 2006 third-quarter, but Property EBITDA fell 4.4 percent due in part to a supplemental 3 percent tax assessed by Illinois since July 2006. The company’s new, two-level vessel at Horseshoe Hammond is expected to open in the second half of 2008, pending all requisite regulatory approvals.

Revenues for the first nine months of 2007 rose, but income from operations was lower than in the 2006 period due primarily to the 3 percent tax assessed by Illinois against certain gaming operations. Earlier this year, an Illinois court declared the tax unconstitutional, but the Company continues to accrue and pay the tax in accordance with the court’s instructions pending final resolution of the case.

OTHER NEVADA
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$176.4	$183.4	-3.8%	$484.2	$494.8	-2.1%
Income from operations	36.7	41.3	-11.1%	79.4	90.3	-12.1%
Property EBITDA	50.0	54.5	-8.3%	117.4	130.0	-9.7%

Other Nevada properties include Harrah's Reno, Harrah's Lake Tahoe, Harvey's Lake Tahoe, Bill's Casino and Harrah's Laughlin.

Early summer wildfires in the Lake Tahoe area and continued weakness in visitor volumes led to a 3.8 percent decline in third-quarter revenues and an 8.3 percent drop in Property EBITDA for the Other Nevada Region. Poor ski conditions in the first half of 2007 also contributed to reduced nine-month results.

MANAGED/INTERNATIONAL/OTHER
(in millions)
	2007	2006	Percent	2007	2006	Percent
	Third	Third	Increase	First Nine	First Nine	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	$165.1	$59.6	177.0%	$422.2	$182.7	131.1%
Income from operations	3.9	(39.6)	109.8%	(6.5)	(69.5)	90.6%
Property EBITDA	39.7	(22.0)	N/M	87.2	(19.7)	N/M

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries.

The gains in this category were due primarily to addition of results from the London Clubs International properties acquired by the Company in the 2006 fourth quarter and lower master-planning and development costs.

Other items

Third-quarter and nine-month corporate expenses declined from the year-ago periods due to corporate cost reductions, the allocation of a portion of the Company’s stock-based compensation expenses to individual property units and lower development costs.

Interest expense rose in the 2007 third quarter and first nine months due to higher debt levels associated with acquisitions, higher interest rates and declines of $25.2 million and $10.8 million for the third quarter and first nine months, respectively, in the aggregate fair value of the company’s interest-rate swaps. Other income of $23 million was due primarily to a gain on the sale of a corporate aircraft.

The effective tax rate, which includes federal and state income taxes, for the third quarter was 38.4 percent, compared with 35.1 percent in the year-ago period.

Discontinued operations for the 2007 third quarter and first nine months reflect insurance proceeds of $22.5 million, after taxes, and $82.6 million, after taxes, respectively, that are in excess of the net book value of the impacted assets and accumulated costs and expenses expected to be reimbursed under the Company’s insurance claims for Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, Harrah’s will retain all insurance proceeds related to these properties.

Weighted average common and common equivalent shares outstanding for the third quarter were 190.7 million shares, up from 186.3 million in the 2006 third quarter.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, nearly 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. The Company’s properties operate primarily under the Harrah’s, Caesars and Horseshoe brand names; Harrah’s also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange

Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo Management; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations, including London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

(More)

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Third Quarter Ended		Nine Months Ended
(In millions, except per share amounts)	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Revenues	$2,840.3	$2,512.5	$8,197.7	$7,243.3
Property operating expenses	(2,049.9)	(1,827.8)	(5,995.0)	(5,195.8)
Depreciation and amortization	(206.8)	(169.3)	(601.4)	(487.1)

Operating profit	583.6	515.4	1,601.3	1,560.4
Corporate expense	(37.6)	(48.0)	(97.7)	(136.1)
Merger and integration costs	(0.7)	(3.9)	(8.3)	(23.7)
(Losses)/income on interests in nonconsolidated affiliates	(0.1)	(0.2)	3.6	2.9
Amortization of intangible assets	(17.7)	(17.0)	(53.5)	(52.8)
Project opening costs and other items	49.7	(4.4)	60.9	(23.9)

Income from operations	577.2	441.9	1,506.3	1,326.8
Interest expense, net of interest capitalized	(216.1)	(165.7)	(578.4)	(492.2)
Losses on early extinguishments of debt	(2.0)	(0.9)	(2.0)	(62.0)
Other income, including interest income	4.9	3.0	28.7	4.7

Income before income taxes and minority interests	364.0	278.3	954.6	777.3
Provision for income taxes	(137.4)	(96.3)	(354.1)	(279.7)
Minority interests	(6.0)	(3.7)	(17.2)	(13.2)

Income from continuing operations	220.6	178.3	583.3	484.4
Discontinued operations, net of tax	23.8	(1.1)	83.9	3.7

Net income	$244.4	$177.2	$667.2	$488.1

Earnings per share – basic
Income from continuing operations	$1.18	$0.97	$3.14	$2.64
Discontinued operations, net of tax	0.13	(0.01)	0.45	0.02

Net income	$1.31	$0.96	$3.59	$2.66

Earnings per share – diluted
Income from continuing operations	$1.16	$0.96	$3.07	$2.59
Discontinued operations, net of tax	0.12	(0.01)	0.44	0.02

Net income	$1.28	$0.95	$3.51	$2.61

Weighted average common shares outstanding	186.5	184.3	186.0	183.8

Weighted average common and common equivalent shares outstanding	190.7	186.3	190.1	187.2

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Third Quarter Ended		Nine Months Ended
(In millions)	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Revenues
Las Vegas Region	$900.4	$812.4	$2,721.5	$2,441.4
Atlantic City Region	671.5	560.2	1,810.2	1,571.4
Louisiana/Mississippi Region	391.6	376.1	1,171.1	1,019.4
Iowa/Missouri Region	206.8	206.4	613.8	607.0
Illinois/Indiana Region	328.5	314.4	974.7	926.6
Other Nevada Region	176.4	183.4	484.2	494.8
Managed/International/Other	165.1	59.6	422.2	182.7

Total Revenues	$2,840.3	$2,512.5	$8,197.7	$7,243.3

Income from operations
Las Vegas Region	$212.8	$192.1	$687.3	$635.9
Atlantic City Region	141.0	136.2	290.3	356.3
Louisiana/Mississippi Region	123.7	73.7	292.9	201.7
Iowa/Missouri Region	39.7	33.8	110.0	99.2
Illinois/Indiana Region	57.7	56.3	158.9	172.7
Other Nevada Region	36.7	41.3	79.4	90.3
Managed/International/Other	3.9	(39.6)	(6.5)	(69.5)
Corporate Expense	(37.6)	(48.0)	(97.7)	(136.1)
Merger and integration costs	(0.7)	(3.9)	(8.3)	(23.7)

Total Income from operations	$577.2	$441.9	$1,506.3	$1,326.8

Property EBITDA (a)
Las Vegas Region	$275.8	$243.0	$879.9	$796.5
Atlantic City Region	202.7	186.6	478.8	496.9
Louisiana/Mississippi Region	92.8	96.0	265.8	265.1
Iowa/Missouri Region	59.7	53.7	169.5	162.4
Illinois/Indiana Region	69.7	72.9	204.1	216.3
Other Nevada Region	50.0	54.5	117.4	130.0
Managed/International/Other	39.7	(22.0)	87.2	(19.7)

Total Property EBITDA	$790.4	$684.7	$2,202.7	$2,047.5

Project opening costs and other items
Project opening costs	$(4.8)	$(5.7)	$(22.1)	$(14.9)
Insurance proceeds for hurricane losses	61.1	—	116.9	—
Other write-downs, reserves and recoveries	(6.6)	1.3	(33.9)	(9.0)

Total Project opening costs and other items	$49.7	$(4.4)	$60.9	$(23.9)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EARNINGS PER SHARE (b)

(UNAUDITED)

(In millions, except per share amount)	Third Quarter Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Income before income taxes and minority interests	$364.0	$278.3	$954.6	$777.3
Add/(deduct):
Project opening costs and other items	(49.7)	4.4	(60.9)	23.9
Merger and integration costs	0.7	3.9	8.3	23.7
Gain on sale of corporate aircraft	—	—	(19.1)	—
Losses on early extinguishments of debt	2.0	0.9	2.0	62.0

Adjusted income before income taxes and minority interests	317.0	287.5	884.9	886.9
Provision for income taxes	(119.5)	(109.2)	(327.7)	(330.3)
Minority interests	(6.0)	(3.7)	(17.2)	(13.2)

Adjusted income from continuing operations	191.5	174.6	540.0	543.4
Discontinued operations, net of tax	23.8	(1.1)	83.9	3.7
Add/(deduct):
Insurance proceeds for hurricane losses, net of tax	(22.5)	—	(82.6)	—
Project opening costs and other items of discontinued operations, net of tax	(1.1)	1.7	(1.0)	1.6

Adjusted net income	$191.7	$175.2	$540.3	$548.7

Adjusted diluted earnings per share
From continuing operations	$1.00	$0.94	$2.84	$2.90

Net income	$1.01	$0.94	$2.84	$2.93

Weighted average common and common equivalent shares outstanding	190.7	186.3	190.1	187.2

(b)	Adjusted Earnings Per Share (Adjusted EPS) is a supplemental financial measure used by management, as well as industry analysts, to evaluate operations. However, Adjusted EPS should not be construed as an alternative to Earnings Per Share as determined in accordance with generally accepted accounting principles. Adjusted EPS as presented by our Company may not be comparable to similarly titled measures presented by other companies, as such measures may not be calculated consistently.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)
Third Quarter Ended Sept. 30, 2007
	Las	Atlantic	Louisiana/	Iowa/	Illinois/	Other	Managed/
	Vegas	City	Mississippi	Missouri	Indiana	Nevada	International/
	Region	Region	Region	Region	Region	Region	Other	Total
Revenues	$900.4	$671.5	$391.6	$206.8	$328.5	$176.4	$165.1	$2,840.3
Property operating expenses	(624.6)	(468.8)	(298.8)	(147.1)	(258.8)	(126.4)	(125.4)	(2,049.9)

Property EBITDA	275.8	202.7	92.8	59.7	69.7	50.0	39.7	790.4
Depreciation and amortization	(60.4)	(54.6)	(25.8)	(18.1)	(14.6)	(13.0)	(20.3)	(206.8)

Operating profit	215.4	148.1	67.0	41.6	55.1	37.0	19.4	583.6
Amortization of intangible assets	(3.4)	(6.4)	(2.0)	(0.7)	(2.0)	(0.2)	(3.0)	(17.7)
Loss on interests in nonconsolidated affiliates	—	—	—	—	—	—	(0.1)	(0.1)
Project opening costs and other items	0.8	(0.7)	58.7	(1.2)	4.6	(0.1)	(12.4)	49.7
Corporate expense	—	—	—	—	—	—	(37.6)	(37.6)
Merger and integration costs	—	—	—	—	—	—	(0.7)	(0.7)

Income from operations*	$212.8	$141.0	$123.7	$39.7	$57.7	$36.7	$(34.4)	$577.2

Third Quarter Ended Sept. 30, 2006
Revenues	$812.4	$560.2	$376.1	$206.4	$314.4	$183.4	$59.6	$2,512.5
Property operating expenses	(569.4)	(373.6)	(280.1)	(152.7)	(241.5)	(128.9)	(81.6)	(1,827.8)

Property EBITDA	243.0	186.6	96.0	53.7	72.9	54.5	(22.0)	684.7
Depreciation and amortization	(47.7)	(43.8)	(18.7)	(18.7)	(13.5)	(12.8)	(14.1)	(169.3)

Operating profit	195.3	142.8	77.3	35.0	59.4	41.7	(36.1)	515.4
Amortization of intangible assets	(3.5)	(6.4)	(1.1)	(0.9)	(2.0)	(0.2)	(2.9)	(17.0)
Loss on interests in nonconsolidated affiliates	—	—	—	—	—	—	(0.2)	(0.2)
Project opening costs and other items	0.3	(0.2)	(2.5)	(0.3)	(1.1)	(0.2)	(0.4)	(4.4)
Corporate expense	—	—	—	—	—	—	(48.0)	(48.0)
Merger and integration costs	—	—	—	—	—	—	(3.9)	(3.9)

Income from operations*	$192.1	$136.2	$73.7	$33.8	$56.3	$41.3	$(91.5)	$441.9

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)
Nine Months Ended Sept. 30, 2007
	Las	Atlantic	Louisiana/	Iowa/	Illinois/	Other	Managed/
	Vegas	City	Mississippi	Missouri	Indiana	Nevada	International/
	Region	Region	Region	Region	Region	Region	Other	Total
Revenues	$2,721.5	$1,810.2	$1,171.1	$613.8	$974.7	$484.2	$422.2	$8,197.7
Property operating expenses	(1,841.6)	(1,331.4)	(905.3)	(444.3)	(770.6)	(366.8)	(335.0)	(5,995.0)

Property EBITDA	879.9	478.8	265.8	169.5	204.1	117.4	87.2	2,202.7
Depreciation and amortization	(177.1)	(157.9)	(75.3)	(55.3)	(42.6)	(36.9)	(56.3)	(601.4)

Operating profit	702.8	320.9	190.5	114.2	161.5	80.5	30.9	1,601.3
Amortization of intangible assets	(10.3)	(19.2)	(6.1)	(2.4)	(5.9)	(0.6)	(9.0)	(53.5)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	3.6	3.6
Project opening costs and other items	(5.2)	(11.4)	108.5	(1.8)	3.3	(0.5)	(32.0)	60.9
Corporate expense	—	—	—	—	—	—	(97.7)	(97.7)
Merger and integration costs	—	—	—	—	—	—	(8.3)	(8.3)

Income from operations*	$687.3	$290.3	$292.9	$110.0	$158.9	$79.4	$(112.5)	$1,506.3

Nine Months Ended Sept. 30, 2006
Revenues	$2,441.4	$1,571.4	$1,019.4	$607.0	$926.6	$494.8	$182.7	$7,243.3
Property operating expenses	(1,644.9)	(1,074.5)	(754.3)	(444.6)	(710.3)	(364.8)	(202.4)	(5,195.8)

Property EBITDA	796.5	496.9	265.1	162.4	216.3	130.0	(19.7)	2,047.5
Depreciation and amortization	(147.8)	(114.8)	(54.5)	(56.5)	(37.4)	(38.2)	(37.9)	(487.1)

Operating profit	648.7	382.1	210.6	105.9	178.9	91.8	(57.6)	1,560.4
Amortization of intangible assets	(11.0)	(18.3)	(6.0)	(2.9)	(4.0)	(0.6)	(10.0)	(52.8)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	2.9	2.9
Project opening costs and other items	(1.8)	(7.5)	(2.9)	(3.8)	(2.2)	(0.9)	(4.8)	(23.9)
Corporate expense	—	—	—	—	—	—	(136.1)	(136.1)
Merger and integration costs	—	—	—	—	—	—	(23.7)	(23.7)

Income from operations*	$635.9	$356.3	$201.7	$99.2	$172.7	$90.3	$(229.3)	$1,326.8

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.